SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2014

American Locker Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-439	16-0338330
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2701 Regent Blvd., Suite 200

DFW Airport, Texas 75261

(Address of principal executive offices)

Registrant’s telephone number, including area code: (817) 329-1600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01	Entry into a Material Definitive Agreement

As previously reported in the Quarterly Report on Form 10-Q filed with the SEC on August 14, 2014, American Locker Group Incorporated (the “Company”) is in default under its Loan Agreement, dated September 30, 2013, with its senior lender, Triumph Savings Bank, SSB (“Triumph”). As a result of the default, the Company has actively been seeking additional capital to fund its business operations.

The Company has received an unsolicited, non-binding proposal from The Anderson Group, LLC (“Anderson”), a private equity firm that owns and operates numerous manufacturing enterprises throughout the United States. Anderson has proposed to acquire the Company’s assets on a debt-free basis. After the acquisition, operating as a new corporate entity, Anderson would fulfill the Company’s existing customer contracts and continue to manufacture American Locker products. Subsequent to submitting its proposal, Anderson has been conducting due diligence and has engaged in extensive discussions with Triumph.

The Company’s obligations to Triumph under the Loan Agreement are secured by all of the Company’s assets. The Company believes that, as a result of the Company’s defaults under the Loan Agreement and its current financial condition, Triumph will exercise its rights under the Loan Agreement to foreclose on the Company’s assets and that Triumph will subsequently sell those assets to Anderson. Anderson and Triumph are currently negotiating the terms of such sale.

As a result of Anderson’s proposal, on November 10, 2014, Triumph and the Company entered into a Third Amendment to Loan Agreement (the “Third Amendment”), pursuant to which, among other things, Triumph may elect, in its discretion, to provide up to $250,000 in additional borrowings. If funded, the Company believes these borrowings will be sufficient to allow the Company to continue operations and fulfill customer orders until Triumph consummates a sale to Anderson.

The foregoing description of the Third Amendment does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed with the SEC on October 14, 2014, on October 10, 2014, the Company entered into a letter of interest with Turtle Creek Holdings (“Turtle Creek”) for Turtle Creek to provide the debt and equity capital required to recapitalize the Company and to assist the Company in a going private transaction. In connection with the proposed acquisition of the Company’s assets by Anderson described in Item 1.01 above, Turtle Creek terminated its letter of interest.

Item 9.01	Financial Statements and Exhibits

10.1 Third Amendment to the Loan Agreement dated November 10, 2014 by and between American Locker Group Incorporated and Triumph Savings Bank, SSB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LOCKER GROUP INCORPORATED

Date: November 13, 2014	By:	/s/ Anthony B. Johnston
Anthony B. Johnston
President and Chief Executive Officer